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[CMS ENERGY ENTERPRISES LOGO]

                                                       ROBERT C. SHROSBREE
                                                       Assistant General Counsel

                                                                  EXHIBIT (5)(a)

                                          November 18, 2004

Consumers Energy Company
Consumers Energy Company Financing V
Consumers Energy Company Financing VI
One Energy Plaza
Jackson, Michigan 49201

                     RE: Registration Statement on Form S-3

Ladies and Gentlemen:

      I am Assistant General Counsel of CMS Energy Corporation and have acted as special counsel to Consumers Energy Company (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company and Consumers Energy Company Financing V and Consumers Energy Company Financing VI (each a "Trust" and collectively, the "Trusts") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $1,500,000,000 of (i) trust preferred securities of the Trusts ("Preferred Securities"); (ii) Subordinated Debentures of the Company ("Debentures"); (iii) Senior Notes of the Company ("Senior Notes"); (iv) First Mortgage Bonds of the Company ("First Mortgage Bonds") and (v) the guarantee of the Preferred Securities by the Company ("Preferred Securities Guarantee"). (The foregoing offered securities, collectively, the "Securities".) The Preferred Securities Guarantee is to be issued pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be entered into between the Company and the Bank of New York, as trustee (the "Guarantee Trustee"). The Debentures are to be issued under an indenture between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Debenture Indenture"). The Senior Notes are to be issued under a senior note indenture between the Company and The JPMorgan Chase Bank, as trustee (the "Senior Note Trustee") that may include one or more supplemental indentures thereto (collectively the "Senior Note Indenture"). The First Mortgage Bonds are to be issued under the mortgage indenture between the Company and JPMorgan Chase Bank, as mortgage

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Consumers Energy Company
November 18, 2004
Page 2

trustee (the "First Mortgage Bond Trustee") that may include one or more supplemental indentures thereto (collectively the "First Mortgage Bond Indenture"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

            In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision of, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

      Based on the foregoing, it is my opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

      2. The Company has the corporate power and authority (i) to execute and deliver the Preferred Securities Guarantee Agreement, the Debenture Indenture, the Senior Note Indenture and the First Mortgage Bond Indenture, (ii) to authorize and sell the Debentures pursuant to the Debenture Indenture, (iii) to authorize and sell the Senior Notes pursuant to the Senior Note Indenture and (iv) to authorize and sell the First Mortgage Bonds pursuant to the First Mortgage Bond Indenture.

      3. The Preferred Securities Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principals of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendment), shall have become effective under the Securities Act; (ii) the Preferred Securities Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Guarantee Trustee; (iii) the Preferred Securities shall have been legally issued; and (iv) the Preferred Securities Guarantee shall have been duly executed and delivered as provided in the Preferred Securities Guarantee Agreement.

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Consumers Energy Company
November 18, 2004
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      4.    The Debentures will be legally issued and binding obligations of the
            Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Debenture Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Indenture Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debentures, as contemplated by the Registration Statement and the Debenture Indenture; and (iii) the Debenture Indenture under which such Debentures are to be issued shall have been duly executed as provided in such resolutions and the Debentures shall have been duly executed and authenticated as provided in the Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

      5. The Senior Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Senior Note Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Senior Note Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Senior Notes, as contemplated by the Registration Statement and the Senior Note Indenture; and (iii) the Senior Note Indenture under which such Senior Notes are to be issued shall have been duly executed as provided in such resolutions and the Senior Notes shall have been duly executed and authenticated as provided in the Senior Note Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

      6. The First Mortgage Bonds will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is

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Consumers Energy Company
November 18, 2004
Page 4

            considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the First Mortgage Bond Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the First Mortgage Bond Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the First Mortgage Bonds, as contemplated by the Registration Statement and the First Mortgage Bond Indenture; and (iii) the First Mortgage Bond Indenture under which such First Mortgage Bonds are to be issued shall have been duly executed as provided in such resolutions and the First Mortgage Bonds shall have been duly executed and authenticated as provided in the First Mortgage Bond Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

      For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

      I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the execution and delivery of the Preferred Securities Guarantee or the sale of the Securities.

      The opinions expressed herein are limited to the laws of the State of Michigan and the Federal laws of the United States of America.

      I note that each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply. The rights, duties and obligations of the subordinate note Trustee are governed by and construed in accordance with the laws of the State of New York.

      I hereby consent to the filing of this opinion as an exhibit to the Company's. Registration Statement on Form S-3 relating to the Securities and to all references to me included in or made a part of the Registration Statement.

Very truly yours,

/s/ Robert C. Shrosbree
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Robert C. Shrosbree